BRIDGE INVESTMENT GROUP HOLDINGS INC. REPORTS THIRD QUARTER 2022 RESULTS SALT LAKE CITY, UTAH—November 8, 2022—Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today reported its financial results for the third quarter ended September 30, 2022. Net Income was $32.2 million for the quarter ended September 30, 2022. On a basic and diluted basis, net income attributable to Bridge per share of Class A common stock was $0.17. Distributable Earnings of Bridge Investment Group Holdings LLC (the “Operating Company”) was $49.8 million, or $0.29 per share after-tax, for the quarter ended September 30, 2022. Fee Related Earnings to the Operating Company was $41.6 million for the quarter ended September 30, 2022. Robert Morse, Bridge’s Executive Chairman, remarked “Bridge delivered another quarter of strong results with fundraising inflows of $1.3 billion, driven by continued demand for our flagship residential rental strategies, which contributed to a 38% increase in assets under management year over year to $43.8 billion. During the quarter we completed the final closing of our Workforce and Affordable Housing Fund II, which raised $1.74 billion in equity commitments, almost three times the amount raised in the predecessor fund. While the volatile market environment remains a headwind for the industry overall, we believe that our carefully curated focus on select U.S. real estate sectors backed by long-term secular tailwinds and a value-add approach remains attractive as an investment thesis for our investors worldwide.” Jonathan Slager, Bridge’s Chief Executive Officer, added “Despite the significant drop in transaction activity that has resulted from a dramatic tightening of the credit markets and the rapid increase in interest rates, commercial real estate fundamentals for most of our specialized segments remain healthy. Even with the backdrop of market uncertainty, we had significant investment realizations in the third quarter demonstrating the demand that still exists for U.S. real estate, particularly multifamily assets. Additionally, we have $3.9 billion of dry powder to take advantage of opportunities generated from the dislocation created by the debt markets, as they arise. Our vertical integration and focus on the value-add sector continues to be a strength in a difficult environment.” Common Dividend Bridge declared a quarterly dividend of $0.27 per share of its Class A common stock, payable on December 16, 2022 to its Class A common stockholders of record at the close of business on December 2, 2022. Additional Information Bridge Investment Group Holdings Inc. issued a full detailed presentation of its third quarter 2022 results, which can be viewed on the Investors section of our website at www.bridgeig.com. The presentation is titled “Third Quarter 2022 Earnings Presentation.” Exhibit 99.1

Conference Call and Webcast Information The Company will host a conference call on November 9, 2022 at 8:30 a.m. ET to discuss its third quarter 2022 results. Interested parties may access the conference call live over the phone by dialing 1-866-682-6100 (domestic) or 1-862-298-0702 (international) and requesting Bridge Investment Group Holdings Inc.’s Third Quarter 2022 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The event will also be available live via webcast which can be accessed here or from our Investor Relations website https://ir.bridgeig.com. An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 p.m. ET on November 23, 2022 and can be accessed by dialing 1-877-660-6853 (domestic) or 1-201-612-7415 (international), and providing the passcode 13733634. About Bridge Investment Group Bridge is a leading, vertically integrated real estate investment manager, diversified across specialized asset classes, with approximately $43.8 billion of assets under management as of September 30, 2022. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select U.S. real estate verticals: residential rental, office, development, logistics properties, net lease, real estate-backed credit, solar infrastructure and proptech. Forward-Looking Statements This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “outlook,” “could,” “believes,” “expects,” “potential,” “opportunity,” “continues,” “may,” “will,” “should,” “over time,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Accordingly, we caution you that any such forward- looking statements are based on our beliefs, assumptions and expectations as of the date made, taking into account all information available to us at that time. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties that are difficult to predict and beyond our control. Actual results may differ materially from those express or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks described from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Bridge undertakes no duty to publicly update any forward-looking statements made herein or on the webcast/conference call, whether as a result of new information, future developments or otherwise, except as required by law. Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or any investment fund managed by the Company or its affiliates. Shareholder Relations: Bonni Rosen Bridge Investment Group Holdings Inc. shareholderrelations@bridgeig.com Media: Charlotte Morse Bridge Investment Group Holdings Inc. (877) 866-4540 charlotte.morse@bridgeig.com

November 8, 2022 3rd Quarter 2022 Earnings Presentation

2 DISCLAIMER The information contained herein does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of Bridge Investment Group Holdings Inc. (“Bridge” or the “Company”) or any affiliate of Bridge, or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge. This presentation should not form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of Bridge or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge, or in connection with any other contract or commitment whatsoever. This presentation does not constitute a “prospectus” within the meaning of the Securities Act of 1933, as amended. Any decision to purchase securities of Bridge or any of its affiliates should be made solely on the basis of the information contained in a prospectus to be issued by Bridge in relation to a specific offering. Forward-Looking Statements This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, capital raising, expectations or targets related to financial and non-financial measures, future capital expenditures, fund performance and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “outlook,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and beyond our ability to control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. If one or more events related to these forward-looking statements or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. We believe these factors include but are not limited to those risk factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the United States Securities and Exchange Commission (the “SEC”) on March 18, 2022, which will be updated upon filing our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022, accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements included in this report and our other filings. You should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Industry Information Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Non-GAAP Financial Measures This presentation uses financial measures that are not presented in accordance with generally accepted accounted principles in the United States (“GAAP”), such as Distributable Earnings, Fee Related Earnings, Fee Related Revenues and Performance Related Earnings, to supplement financial information presented in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this presentation. For example, the non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes. Throughout this presentation, all current period amounts are preliminary and unaudited.

GAAP INCOME STATEMENT

GAAP Condensed Consolidated and Combined Statements of Operations (Unaudited)

($ in thousands, except shares and per share amounts)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Revenues:				
Fund management fees	$ 64,096	$ 40,576	$ 166,176	$ 105,963
Property management and leasing fees	18,788	22,510	56,683	53,592
Construction management fees	3,414	2,097	7,727	5,988
Development fees	986	1,018	3,037	2,567
Transaction fees	11,532	21,907	51,172	43,475
Fund administration fees	3,808	—	11,105	—
Insurance premiums	3,387	2,530	8,648	6,446
Other asset management and property income	4,413	1,533	9,027	4,664
Total revenues	110,424	92,171	313,575	222,695
Investment income:				
Incentive fees	—	—	—	910
Performance allocations: realized	22,308	30,999	64,826	72,184
Performance allocations: unrealized	(16,367)	53,042	119,611	111,009
Earnings from investments in real estate	818	823	2,109	1,799
Total investment income	6,759	84,864	186,546	185,902
Expenses:				
Employee compensation and benefits	54,968	31,763	149,140	101,220
Incentive fee compensation	—	—	—	82
Performance allocations compensation: realized	1,321	1,855	4,047	6,096
Performance allocations compensation: unrealized	3,789	2,682	21,014	10,159
Loss and loss adjustment expenses	2,204	1,429	5,395	4,346
Third-party operating expenses	6,125	11,581	19,642	26,325
General and administrative expenses	10,685	6,703	29,961	16,196
Depreciation and amortization	703	699	2,223	2,179
Total expenses	79,795	56,712	231,422	166,603
Other income (expense):				
Realized and unrealized gains, net	399	2,565	4,315	8,663
Interest income	1,904	1,008	4,466	2,172
Interest expense	(4,247)	(2,407)	(8,769)	(6,547)
Total other income (expense)	(1,944)	1,166	12	4,288
Income before provision for income taxes	35,444	121,489	268,711	246,282
Income tax provision	(3,203)	(2,607)	(14,585)	(3,441)
Net income	32,241	118,882	254,126	242,841
Net income attributable to non-controlling interests in Bridge Investment Group Holdings LLC	1,381	60,900	87,842	70,663
Net income attributable to Bridge Investment Group Holdings LLC	30,860	57,982	166,284	172,178
Net income attributable to Common Control Group prior to Transactions and IPO	—	3,775	—	117,971
Net income attributable to non-controlling interests in Bridge Investment Group Holdings Inc. subsequent to Transactions and IPO	25,861	43,904	138,574	43,904
Net income attributable to Bridge Investment Group Holdings Inc. subsequent to Transactions and IPO	$ 4,999	$ 10,303	$ 27,710	$ 10,303
Earnings per share of Class A common stock - Basic and Diluted[1]	$ 0.17	$ 0.41	$ 0.96	$ 0.41
Weighted-average shares of Class A common stock outstanding - Basic and Diluted[1]	24,157,236	22,284,351	23,778,524	22,284,351

Financial Results

- GAAP Net Income was $32.2 million for the quarter
- GAAP Net Income attributable to Bridge Investment Group Holdings Inc. was $5.0 million
- Earnings per share of Class A common stock - basic and diluted was $0.17 and $0.96 for the quarter and year-to-date, respectively

[1] For the three and nine months ended September 30, 2021, the earnings per share amounts are for the period following the Transaction and IPO from July 16, 2021 through September 30, 2021. Refer to Notes 1 and 21 of the Form 10-Q for further information.

BRIDGE INVESTMENT GROUP

3

3RD QUARTER 2022 OVERVIEW

Bridge achieved record results across several key indicators

Financial Highlights

($ in MM, except per share data or as noted)	Q3 2022	Q3 2021	YoY Change %	YTD 2022	YTD 2021	YoY Change %
Total Revenue	$110.4	$92.2	20%	$313.6	$222.7	41%
Fee Related Earnings ("FRE") to the Operating Company	$41.6	$29.9	39%	$127.4	$69.8	83%
Distributable Earnings ("DE") of the Operating Company	$49.8	$42.4	17%	$152.3	$96.0	59%
After-tax DE per share	$0.29	$0.26	12%	$0.89	$0.63	41%

Key Operating Metrics

	Q3 2022	Q3 2021	YoY Change %	YTD 2022	YTD 2021	YoY Change %
Gross AUM	$43.8 Bn	$31.8 Bn	38%	$43.8 Bn	$31.8 Bn	38%
Fee-Earning AUM	$16.6 Bn	$12.1 Bn	37%	$16.6 Bn	$12.1 Bn	37%
Capital Raised	$1.3 Bn	$1.5 Bn	(13)%	$3.9 Bn	$2.7Bn	44%
Capital Deployed	$633.4	$1.3 Bn	(51)%	$2.2 Bn	$2.5Bn	(12)%
Dry Powder	$3.9 Bn	$2.1 Bn	86%	$3.9 Bn	$2.1 Bn	86%
Realized Performance Allocations	$22.3	$31.0	(28%)	$64.8	$73.1	(11)%
Unrealized Accrued Performance Allocations	$559.2	$301.9	85%	$559.2	$301.9	85%

Business Update

- Declared quarterly dividend of $0.27 per share of Class A common stock, payable on Dec 16, 2022 to stockholders of record on Dec 2, 2022.
- Launched Bridge Solar and Bridge Ventures strategies
- On June 3, 2022, the Company entered into a $150 million note purchase agreement, pursuant to which Bridge Investment Group Holdings LLC issued two tranches of notes in a private placement offering with a weighted-average interest rate and duration of 5.05% and 11 years, respectively. These transactions funded on July 12, 2022.
- During the quarter completed the final closing of our Workforce and Affordable Housing Fund II, which raised $1.74 billion in equity commitments, almost three times the amount raised in the predecessor fund.

All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

4

5 $77 $108 $181 $166 $254 $220 $335 Recurring Fund Management Fee Revenue Catchup Fund Management Fee Revenue Transaction and Other Fee Revenue 2017 2018 2019 2020 2021 LTM 3Q21 LTM 3Q22 $10.3 $14.5 $20.0 $25.2 $36.3 $31.8 $43.8 2017 2018 2019 2020 2021 Q3 2021 Q3 2022 Gross Assets Under Management (AUM) ($ in Bn) Fee-Related Revenue ($ in MM) PROVEN RECORD OF STRONG AND STEADY GROWTH ~38% 5-Yr CAGR (3Q’17 – 3Q’22) ~38% YoY Growth (3Q'21 vs 3Q'22) Fund Mgmt. Fees (Recurring & Catchup): ~37% 5-Yr CAGR (3Q’17 – 3Q’22) Total Fee-Related Revenue: ~33% 5-Yr CAGR (3Q’17 – 3Q’22) 1 Netted out for placement agent fees (allocated pro rata between recurring and catch-up fund management fees) 1 1

NON-GAAP INCOME STATEMENT SUMMARY

($ in thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021 Pro Forma	YoY % growth	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021 Pro Forma	YoY % growth
Fund level fee revenues						
Fund management fees	$ 64,096	$ 40,576		$ 166,176	$ 105,981	
Transaction fees	11,532	21,907		51,172	43,475	
Total fund level fee revenues	75,628	62,483	21 %	217,348	149,456	45 %
Net earnings from Bridge property operators	1,294	4,969		6,341	9,050	
Development fees	986	1,018		3,037	2,567	
Fund administration fees	3,808	—		11,105	—	
Other asset management and property income	4,413	1,533		9,027	4,664	
Fee Related Revenues	86,129	70,003	23 %	246,858	165,737	49 %
Cash-based employee compensation and benefits	(34,242)	(23,173)		(96,901)	(64,885)	
Net administrative expenses	(7,012)	(4,802)		(20,365)	(10,464)	
Fee Related Expenses	(41,254)	(27,975)		(117,266)	(75,349)	
Total Fee Related Earnings	44,875	42,028	7 %	129,592	90,388	43 %
Fee Related Earnings Margin	52 %	60 %		52 %	55 %	
Total Fee Related Earnings attributable to non-controlling interests	(3,307)	(12,154)		(2,180)	(20,631)	
Total Fee Related Earnings to the Operating Company	41,568	29,874	39 %	127,412	69,757	83 %
Fund level performance fee revenues						
Realized performance allocations and incentive fees	22,308	30,999	(28)%	64,826	73,094	(11)%
Realized performance allocations and incentive fee compensation	(1,321)	(1,855)		(4,047)	(4,507)	
Net realized performance allocations attributable to non-controlling interests	(12,460)	(17,142)		(36,962)	(42,220)	
Net insurance income	1,183	1,101		3,253	2,100	
Earnings from investments in real estate[1]	818	823		2,109	1,759	
Net interest income/(expense) and realized gain/(loss)	(2,323)	(1,381)		(4,304)	(4,005)	
Distributable Earnings attributable to the Operating Company	$ 49,773	$ 42,419	17 %	$ 152,287	$ 95,978	59 %

[1] Earnings from investments in real estate is offset by interest expense related to GP Lenders

Fund-Level Fees

- Strong growth in recurring fund management fees driven by 37% year-over-year increase in FEAUM for the 3rd quarter 2022
- Includes fund administration fees from internalization of fund administration

Fee Related Earnings

- Growth driven by continued FEAUM growth

Realized Performance Fees

- Performance fees were mostly driven by realizations in the Multifamily vertical

BRIDGE INVESTMENT GROUP

6

3RD QUARTER FINANCIAL RESULTS

8 $392 $1,657 $175 $1,056 $1,493 $2,307 $1,101 $1,498 $1,345 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 • $1.3 billion of capital raised in Q3 2022 driven by Multifamily, Workforce & Affordable Housing, Single-Family Rental, Development, Net Lease and Office • $633 million of deployment driven by Multifamily, Workforce & Affordable Housing, Logistics, Net Lease, Single-Family Rental, Office and Development Capital Raised ($ in MM) FEE EARNING AUM DRIVERS Deployment ($ in MM) Fee-Earning Assets Under Management ($ in Bn) Total AUM: $23 $25 $26 $29 $32 $36 $39 $42 $44 $696 $1,137 $212 $998 $1,303 $2,060 $639 $938 $633 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $9.2 $10.2 $10.3 $10.8 $12.1 $13.4 $14.7 $15.5 $16.6 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022

9 Management Fees ($ in MM) 3RD QUARTER – FEE RELATED REVENUE SUMMARY Transaction Fees ($ in MM) All Other Fees ($ in MM) • Fund management fees includes $12.7 million of Catch-Up Fees in Q3 2022 • All other fees includes Fund Administration Fees of $3.8 million in the third quarter, in which the Operating Company began earning in Q1 2022 Fee Related Revenue ($ in MM) $5 $19 $5 $16 $22 $32 $22 $18 $12 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $27 $32 $31 $35 $41 $50 $53 $49 $64 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $4 $3 $4 $5 $8 $6 $10 $9 $11 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $36 $54 $40 $56 $70 $88 $84 $76 $86 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022

10 1 Weighted-average fund life for closed-end funds as of September 30, 2022 2 Weighted-average fund life for closed-end funds as of September 30, 2021 3 As of September 30, 2022 LONG DURATION CAPITAL DRIVES FEE VISIBILITY FEAUM by Remaining Duration3 • $1.3 billion raised in 3rd quarter continued to drive strong recurring Fund Management Fee growth • Capital commitments raised in 3rd quarter averaged 10.0 years in duration • In addition to fund lives increasing in duration, we have two open-end funds – Agency MBS and Net Lease Income • Our weighted-average FEAUM by remaining duration is 7.9 years1 versus 7.5 years at the end of the 3rd quarter 20212 10+ Years, 30% 7-10 Years, 33% 5-7 Years, 11% 3-5 Years, 20% 0-3 Years, 4% Perpetual, 2%

11 Fee Related Earnings to the Operating Company ($ in MM) 1All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period 3RD QUARTER – EARNINGS SUMMARY Distributable Earnings to the Operating Company ($ in MM)1 • Bridge delivered its best third quarter for Distributable Earnings in the Company’s history • Fee Related Earnings driven by continued FEAUM growth and healthy margins - Q3 2022 impacted by timing of catch-up and transaction fees • Q3 2022 includes the impact of collapsing the 2019 profits interests which was accretive to the Operating Company Fee Related Earnings & Margin ($ in MM) $16 $31 $18 $31 $42 $50 $45 $40 $45 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $14 $23 $15 $25 $30 $36 $45 $40 $42 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $15 $34 $17 $37 $42 $39 $48 $55 $50 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 45% 57% 44% 55% 60% 57% 54% 52% 52%Margin:

12 $139 $199 $203 $247 $302 $440 $505 $576 $559 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 +303% (86% CAGR) PERFORMANCE FEE SUMMARY Net Unrealized Performance Allocations by Vintage2Accrued Performance Allocations1 ($ in MM) 1 Based on fair value one quarter in arrears. All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period 2 As of September 30, 2022 Performance Fees & Realizations ($ in MM) • Carry-eligible AUM of $16.5 billion, over 99% of FEAUM • Accrued performance allocations attributable to the operating company is $213.3 million • Pipeline for future performance-driven Distributable Earnings is significant • Quarterly realization pace and performance fees will vary based upon market conditions $4.4 $28.5 $6.5 $35.6 $31.0 $10.3 $8.9 $33.6 $21.0 Net performance fees to the Operating Company - realized Gross performance fees to the Operating Company - realized Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 2015 13.1% 2016 2.9% 2017 18.7% 2018 58.2% Post 2018 7.2%

COMPELLING FUND-LEVEL TRACK RECORD

Closed-End Funds (Investment Period Beginning, Ending Date)	As of September 30, 2022 Investor Levered Gross IRR	As of September 30, 2022 Investor Levered Net IRR
Equity Strategies Funds		
Multifamily		
Bridge Multifamily I (Mar 2009, Mar 2012)	20.8 %	15.1 %
Bridge Multifamily II (Apr 2012, Mar 2015)	30.3 %	23.0 %
Bridge Multifamily III (Jan 2015, Jan 2018)	27.7 %	21.3 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	38.8 %	30.4 %
Total Multifamily Funds	28.9 %	22.7 %
Workforce & Affordable Housing		
Bridge Workforce Housing I (Aug 2017, Aug 2020)	33.7 %	27.1 %
Bridge Workforce Housing II (Aug 2020, to present)	25.9 %	12.8 %
Total Workforce & Affordable Housing Funds	32.4 %	24.4 %
Seniors Housing		
Bridge Seniors I (Jan 2014, Jan 2018)	4.3 %	1.8 %
Bridge Seniors II (Mar 2017, Mar 2020)	9.3 %	6.2 %
Total Seniors Housing Funds	6.4 %	3.7 %
Office		
Bridge Office I (Jul 2017, Jul 2020)	4.1 %	1.4 %
Bridge Office II (Dec 2019, to present)	27.0 %	20.9 %
Total Office Funds	7.2 %	4.0 %
Debt Strategies Funds		
Bridge Debt I (Sep 2014, Sep 2017)	8.3 %	5.7 %
Bridge Debt II (July 2016, July 2019)	11.3 %	9.0 %
Bridge Debt III (May 2018, May 2021)	12.2 %	9.6 %
Bridge Debt IV (Nov 2020, to present)	7.8 %	6.2 %
Total Debt Strategies Funds	11.1 %	8.7 %

- Continued strong performance for residential housing funds driven by Bridge's vertical integration approach
- Performance is driving demand for new commitments in our newly launched vehicles
- Multifamily Funds II, III, IV, Workforce Housing Fund I and Debt Fund II were ranked in the first quartile by Preqin[1]
- Excludes performance for strategies currently raising capital including: Multifamily, Logistics, Net Lease Income, Single-Family Rental, Development, Agency MBS, Seniors Housing, Solar Infrastructure & Ventures

[1] Includes value-add strategies as of Q2 2022. Preqin rankings based on self-reported data and do not imply an endorsement from Preqin or any other organization.

This is a summary only. Please refer to Appendix for the Notes to Performance Summary on slide 39 for additional information.

BRIDGE INVESTMENT GROUP
13

DISTRIBUTABLE EARNINGS AND CAPITALIZATION

After-Tax Distributable Earnings Per Share[1]



$0.10
$0.24
$0.12
$0.25
$0.26
$0.26
$0.28
$0.32
$0.29
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Capitalization Highlights

- Ample capital, a substantial amount of unrealized performance fees and relatively low debt
- Bolstered Balance Sheet with issuance of $150 million private placement notes which funded on July 12, 2022
- In addition, refinanced existing Senior Secured Credit Facility ("Credit Facility"), increasing it from $75 million to $125 million
- Declared $0.27 dividend for the 3rd quarter 2022
- Policy is to pay substantially all our after-tax distributable earnings as dividends

Balance Sheet ($ in MM) As of September 30, 2022

Assets		
Cash and cash equivalents	$	191.5
Restricted cash		9.0
Marketable securities, at fair value		9.5
Receivables from affiliates		52.9
Notes receivable from affiliates		65.5
Other assets		80.9
Other investments		83.4
Accrued performance allocations		559.2
Intangible assets, net		5.4
Goodwill		56.0
Deferred tax assets, net		66.3
Total assets	$	1,179.4
Liabilities		
Accrued performance allocations compensation	$	62.8
Accrued compensation and benefits		18.1
Accounts payable and accrued expenses		30.6
Due to affiliates		52.1
General partner notes payable, at fair value		9.8
Insurance loss reserves		9.4
Self-insurance reserves and unearned premiums		5.3
Other liabilities		31.2
Notes payable		297.2
Total liabilities	$	516.4

[1] All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

14

INTRODUCTION TO BRIDGE

INTRODUCING BRIDGE INVESTMENT GROUP

A leading vertically integrated real estate investment manager, diversified across specialized asset classes

Nationwide, "boots on the ground" team and scalable infrastructure with active asset management, property management, leasing, and construction management

Ranked #13 global private equity real estate firm (June 2022) & #14 global real estate debt fund manager (May 2022) for fundraising by PERE

Loyal global investor base with ~$17.8Bn of capital raised over the last five years[2]

Track record of strong organic and inorganic growth with proven ability to grow new business lines

Experienced and aligned management team leading a deep and talented organization

Key Stats[1]

$43.8Bn
Gross AUM

$191MM
LTM Pre-Tax Distributable Earnings

~30%
FY16-FY21 Fee-Related Earnings CAGR

~12,040 / ~220
Individual Clients / Institutional and Family Offices

~$600MM+
Principal, Employee, and Affiliate Capital Commitments

AUM by Strategy[1]



Debt Strategies
Agency MBS 6.5%
Multifamily 22.8%
Debt 26.2%
Workforce & Affordable Housing 13.2%
Net Lease Income 0.9%
Logistics 1.5%
Office 6.0%
Development 11.0%
Single-Family Rental 2.3%
Seniors Housing 9.6%
Equity Strategies

1 As of September 30, 2022
2 From October 1, 2017 through September 30, 2022

BRIDGE INVESTMENT GROUP
16

17 Strong Tailwinds from Favorable Market Trends Diversified and Synergistic Business Model Spanning Residential Rental, Office, Development, Logistics and Real Estate-Backed Credit Vertically Integrated Business Model and Scalable Infrastructure Drive Competitive Advantages and Attractive Investment Returns National Footprint with High-Touch Operating Model and Local Expertise High Proportion of Recurring Fees and “Sticky” Contractual Revenue Streams from Long-duration Capital Proven Record of Fundraising Success with a Loyal Investor Base Significant Organic and Inorganic Opportunities to Accelerate Growth Long-tenured Senior Management Team with High Alignment and Support of Deep and Talented Employee Pool BRIDGE INVESTMENT GROUP KEY INVESTMENT HIGHLIGHTS

18 Bridge has continued to expand into high-growth asset classes to complement existing investment verticals FIVE NEW INVESTMENT STRATEGIES LAUNCHED WITHIN THE LAST YEAR • Investment Strategy: In partnership with Lumen Energy, seeks to create value through the production of clean energy by building and operating renewable energy infrastructure on existing commercial properties, while at the same time providing owners and tenants a discount to market energy prices • Market Opportunity: Participation in a growing sector with anticipated strong demand for green energy fueled by price sensitivity, environmental awareness and regulatory pressure • Team Experience: The Bridge Solar principals have more than 60+ years of collective experience and relationships across the real estate industry in multiple asset classes as well as decades of experience in commercializing & financing energy technologies that have led to the development of over 600 MW of onsite power generation systems for major property owners. Solar Ventures • Investment Strategy: Seeks to identify and invest in transformative real estate technology companies (i.e., PropTech) that are positioned to drive revenue and operating improvements in the built world • Market Opportunity: Real estate owners are adopting PropTech solutions in a significant way in the post-pandemic era, catalyzed by the growth of e-commerce, remote workplaces, ESG adoption and the digitization of real estate • Team Experience: The Bridge Ventures team brings over 25 years of relevant experience in technology, real estate investing and building and operating high growth technology companies with on-the-ground technology and real estate experience providing differentiated capabilities to source, evaluate, identify, and scale future high growth companies Single- Family Rental • Investment Strategy: Bridge acquired the majority ownership of the management platform of Gorelick Brothers Capital (“GBC”) and launched a single-family rental (“SFR”) strategy within Bridge (“Bridge Homes”). Bridge Homes has been seeded with a portfolio of approximately 2,700 homes in 14 markets, concentrated in the Sunbelt and certain Midwest markets of the United States and seeks to construct a recession resilient portfolio across build-to-rent, bulk purchases, and 1x1 acquisitions • Market Opportunity: Continued lack of affordable housing backed by demographic tailwinds and a fragmented single- family rental market with low institutional ownership approximating only 2% • Team Experience: The Single-Family Rental team is made up of industry pioneers with a demonstrated ability to source, manage, and scale SFR assets

19 Bridge has continued to expand into high-growth asset classes to complement existing investment verticals FIVE NEW INVESTMENT STRATEGIES LAUNCHED WITHIN THE LAST YEAR (CON'T) Logistics • Investment Strategy: Targets a balanced portfolio of logistics assets with allocation across income, value-add, and development opportunities seeing price dislocation, operational upside, and innovative redevelopment in markets where there is a confluence of existing and increasing population density, rapid e-commerce adoption, and constrained supply • Market Opportunity: Demographic growth coupled with significant shifts in consumer behaviors, including rapid e-commerce adaptation, are driving a transformative evolution within supply chains and last mile logistics demand • Team Experience: The Bridge Logistics Properties Principals have 40+ years of collective experience across acquisition, repositioning, and development of global logistics assets, totaling over $20 billion of transaction volume Net Lease Income • Investment Strategy: Invests in mission critical industrial, manufacturing, logistics and other critical business infrastructure real estate located in prime growth and logistically connected markets leased to high-quality credit tenants • Market Opportunity: Selectively acquire attractively priced mission critical industrial assets anchored by high quality credit tenants in an overlooked subset of industrial real estate • Team Experience: The Bridge Net Lease Income investment team has decades of sector expertise and deep marketplace relationships to identify attractive opportunities designed to generate stable high yielding income and long- term real estate appreciation

20 VERTICALLY INTEGRATED BUSINESS MODEL DRIVES COMPETITIVE ADVANTAGES AND ATTRACTIVE INVESTMENT RETURNS Operational impact and alpha generation enhanced by collaborative teams Bridge’s operational expertise extends beyond asset management and includes a full spectrum of alpha-generating services Bridge’s ability to offer specialized operational capabilities translates directly to investor returns

DIFFERENTIATED DATA-DRIVEN INVESTMENT STRATEGY ENABLED BY SPECIALIZED UNDERWRITING CAPABILITIES

Bridge's deep expertise and vertically integrated platform facilitate a comprehensive top-down investment strategy supported by specialized asset level underwriting

Data-Driven Top-Down Investment Strategy

- Utilizes a comprehensive, data-driven approach to analyze macroeconomic trends & identify compelling investment opportunities
- Analytical metrics include detailed demand forecasts, supply forecasts and marking pricing, all at the local level
- Extensive underwriting and transactional experience helps secure off-market deals
- Bridge's identified "target markets" are projected to outperform substantially on key metrics[1]

Analytics & Geospatial Models



23.1K
9.60M
25
318K
1.89

Bottom-up Underwriting Capabilities

- Nationwide on-the-ground footprint allows Bridge to uncover the most attractive opportunities in its target markets
- Proprietary Bridge business intelligence tool supports both underwriting of new investments & value maximization of investments
- Benefits across investment strategies: for example, Bridge Multifamily property management team conducts physical due diligence of multifamily assets for potential loan investments by Debt Strategies

Yardi Customizations to Drive Multifamily Alpha



Avg Days Notice Until Move Out
Past 13 Months
34.27
Past 13 Months
Avg Notice Back Date Days
Past 13 Months
3.98
Past 13 Months
Avg Move Out Back Date Days
Past 13 Months
1.62
Past 13 Months
Average pro forma Rent
Sep-2018
$1,088
Sep-2017 to Sep-2018
Average In Place Rent
8/31/2018
$1,104
Past 13 Months
Reference Asking Rent Per Unit
8/31/2018
$1,194
Past 13 Months

[1] Such as higher household formation growth or higher office-using employment growth

BRIDGE INVESTMENT GROUP

21

22 AUM MIX IS WELL DIVERSIFIED ACROSS OUR STRATEGIES Gross AUM1 Fee-Earning AUM1 Multifamily 23% Workforce & Affordable Housing 13% Seniors Housing 10% Single-Family Rental 2% Development 11% Office 6% Logistics 1% Net Lease Income 1% Debt 26% Agency MBS 7% Multifamily 21% Workforce & Affordable Housing 14% Seniors Housing 9% Single-Family Rental 2% Development 22% Office 5% Logistics 2% Net Lease Income 1% Debt 24% Agency MBS 1% 1 As of September 30, 2022

BALANCED INVESTOR BASE

Bridge's Client Solutions Group maintains deep institutional and retail investor relationships and has built an impressive track record of raising capital and driving growth

Fund Investor by Geography[1]


Rest of World
34%
US
66%

Fund Investor by Type[1]


Institutional
37%
Individual
63%

- During Q3 2022, 43% of capital was raised internationally and 65% came from institutional investors
- Global fund investor base across ~12,260 total investors, including ~220 institutional investors / family offices and ~12,040 individual investors

- Deep and broad individual investors relationships driven in part by relationships with some of the largest wirehouses and RIAs in the world
- 7 new prominent global institutional investors finalized fund commitments during the quarter
- AIFM license in Luxembourg approved July 2022, which has opened up marketing efforts in Europe in a more direct and efficient manner

[1] Based on committed capital as of September 30, 2022

BRIDGE INVESTMENT GROUP

23

TRACK RECORD OF FUNDRAISING SUCCESS WITH A LOYAL INVESTOR BASE

Bridge enjoys a diverse investor base with many repeat investors

High Proportion of Repeat Investors[1, 2]



Non-Repeat
27.1%
Repeat Investors
72.9%

High Proportion of Investors Invested Across Multiple Funds[1]



Invested
in Single Fund
43.6%
Invested
Across
Multiple Funds
56.4%

LP Composition[1]



Fund of Funds
7.8%
Employees
2.4%
Insurance,
Bank,
Foundation
13.3%
Wealth
Management
36.7%
Family Office,
HNW, RIA
18.6%
SWF, Pension
21.3%

- Bridge has succeeded in penetrating key institutional segments (e.g., sovereign wealth funds, pension funds, insurance) as a complement to its extensive high-net-worth relationships
- Continued success gathering assets across wirehouses driven by strong investment results, excellent client service and positioning as a sector specialist

[1] Based on committed capital as of September 30, 2022
[2] Repeat investors groups investors coming through wirehouse platforms as one repeat investor as of September 30, 2022

BRIDGE INVESTMENT GROUP
24

ESG INITIATIVES ARE CORE TO OUR CULTURE

Our commitment to ESG spans our organization as we seek to analyze, integrate and report ESG metrics across our assets, investments, and practices.


ENVIRONMENTAL
MEASURING
CROSS-DIVISIONAL INTEGRATION
BRIDGE INVESTMENT GROUP
REPORTING
SOCIAL / COMMUNITY & CITIZENSHIP
GOVERNANCE
SOCIAL

Measuring

- Seeking to integrate ESG parameters into investment due diligence process in certain equity strategies as a defining criteria for asset, market and vendor selection.
- Seeking measurement and reporting of energy, emissions, water, and waste to steadily improve environmental performance across Value-Add Multifamily, Workforce & Affordable Housing ("WFAH"), Office, and Seniors Housing strategies and communities.

Social / Community & Citizenship

- Passionate community revitalization mindset, with dedicated social & community programming funded by the Bridge Community Enhancement Initiative ("BCEI")[1], integrated into WFAH assets.
- Firmwide citizenship initiatives such as Charitable Giving, Employee Engagement, and Employee Resource Groups
- Engage with CERES, NCREIF, Sorenson Impact, and PropTech firms for continuous dialogue on ESG best practices and new technologies.
- Employee, resident, and tenant engagement to promote sustainable and healthy practices.

Reporting

- Seeking alignment with industry-leading benchmarks and global frameworks such as Global Impact Investing Network's 1 ("GIIN") & UN Principles for Responsible Investment ("UNPRI"), which provides unbiased assessment of progress and best practices.
- Completed GRESB reporting submissions in 2021 and 2022.[2]
- Support the achievement of the United Nations Sustainable Development Goals ("SDGs") in its annual ESG report and GIIN IRIS metrics for WFAH.[1]

Cross-Divisional Integration

- Cross-functional ESG Steering Committee and integration of business lines and leadership for decision making, opportunity assessment, and risk mitigation.
- Dedicated Climate Change Task Force to increase awareness of climate risks and opportunities.
- Diversity, Equity and Inclusion ("DE&I") Committee to drive progress at all levels of the organization.

Select Associations

PRI Principles for Responsible Investment

GRESB

TCFD Task Force on Climate-Related Financial Disclosures

Sustainable Development Goals

Ceres

GIIN

Select ESG Awards[3]

2021 & 2022 Environmental Finance Social Fund of the Year

2021 Pension Bridge ESG Strategy of the Year Award

2021 ESG Investing Awards: Private Equity

[1] For our Workforce and Affordable Housing Funds
[2] Bridge completed its first GRESB reporting submission in 2021 for Bridge Workforce and Affordable Housing Fund I and Bridge Office Fund II and submitted its 2022 GRESB reports recently for the aforementioned funds, as well as for Bridge Multifamily Fund IV and Bridge Seniors Housing Fund II.
[3] For Workforce and Affordable Housing strategy. Awards are based on self-reported data and are not intended to imply any endorsement or testimonial from any of these organizations.

25

BRIDGE INVESTMENT GROUP

APPENDIX

27 Appendix GAAP Condensed Consolidated Balance Sheets As of ($ in thousands) September 30, 2022 December 31, 2021 Assets (Unaudited) (Audited) Cash and cash equivalents $ 191,493 $ 78,417 Restricted cash 8,966 5,455 Marketable securities, at fair value 9,509 8,035 Receivables from affiliates 52,895 35,379 Notes receivable from affiliates 65,474 118,508 Other assets 80,888 44,463 Other investments 83,398 44,006 Accrued performance allocations 559,160 439,548 Intangible assets, net 5,378 3,441 Goodwill 55,982 9,830 Deferred tax assets, net 66,275 59,210 Total assets $ 1,179,418 $ 846,292 Liabilities and shareholdersʼ equity Accrued performance allocations compensation $ 62,752 $ 41,020 Accrued compensation and benefits 18,097 15,107 Accounts payable and accrued expenses 30,621 13,586 Due to affiliates 52,110 46,134 General Partner notes payable, at fair value 9,786 12,003 Insurance loss reserves 9,425 8,086 Self-insurance reserves and unearned premiums 5,268 3,504 Other liabilities 31,184 8,973 Notes payable 297,164 148,142 Total liabilities $ 516,407 $ 296,555 Total shareholdersʼ equity $ 663,011 $ 549,737 Total liabilities and shareholdersʼ equity $ 1,179,418 $ 846,292

Appendix

Unaudited Historical Pro Forma & Actual Non-GAAP Measures

	Pro Forma[1]				Actual				
	Three Months Ended								
($ in thousands)	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022
Net income	$ 29,133	$ 93,171	$ 38,378	$ 84,031	$ 118,882	$ 165,786	$ 97,505	$ 124,382	$ 32,241
Income tax provision	1,235	2,829	1,703	2,340	2,607	4,821	5,545	5,837	3,203
Income before provision for income taxes	30,368	96,000	40,081	86,371	121,489	170,607	103,050	130,219	35,444
Depreciation and amortization	672	1,198	753	727	699	651	633	887	703
Less: Unrealized performance allocations	(14,626)	(49,639)	(14,729)	(43,204)	(53,042)	(137,638)	(65,862)	(70,116)	16,367
Plus: Unrealized performance allocations compensation	599	3,348	623	2,540	2,682	20,910	9,238	7,987	3,789
Less: Unrealized (gains)/losses	176	225	(5,780)	(317)	(2,565)	(705)	(479)	(3,483)	(387)
Plus: Other Expenses	—	—	—	—	—	1,723	—	—	—
Plus: Share-based compensation	2,679	7,287	3,133	16,916	2,452	3,592	7,264	6,553	9,624
Less: Net realized performance allocations attributable to non-controlling interests	(2,599)	(15,827)	(4,486)	(20,593)	(17,142)	(5,913)	(6,094)	(18,409)	(12,460)
Less: Net income attributable to non-controlling interests in subsidiaries	(2,368)	(8,133)	(2,648)	(5,829)	(12,154)	(14,568)	150	977	(3,307)
Distributable Earnings attributable to the Operating Company	$ 14,901	$ 34,459	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615	$ 49,773
Realized performance allocations and incentive fees	(4,437)	(28,493)	(6,467)	(35,629)	(30,999)	(10,345)	(8,937)	(33,581)	(22,308)
Realized performance allocations and incentive fees compensation	278	1,704	429	2,223	1,855	648	560	2,165	1,321
Net realized performance allocations attributable to non-controlling interests	2,599	15,827	4,486	20,593	17,142	5,913	6,094	18,409	12,460
Net insurance income	(685)	(1,660)	(1,108)	110	(1,101)	124	(665)	(1,406)	(1,183)
(Earnings) losses from investments in real estate	(163)	(909)	43	(980)	(823)	(333)	(40)	(1,251)	(818)
Net interest (income)/expense and realized (gain)/loss	1,310	1,751	630	1,995	1,381	848	450	1,529	2,323
Net income attributable to non-controlling interests	2,368	8,133	2,648	5,829	12,154	14,568	(150)	(977)	3,307
Total Fee Related Earnings	$ 16,171	$ 30,812	$ 17,608	$ 30,752	$ 42,028	$ 50,082	$ 45,212	$ 39,503	$ 44,875
Less: Total Fee Related Earnings attributable to non-controlling interests	(2,368)	(8,133)	(2,648)	(5,829)	(12,154)	(14,568)	150	977	(3,307)
Total Fee Related Earnings to the Operating Company	$ 13,803	$ 22,679	$ 14,960	$ 24,923	$ 29,874	$ 35,514	$ 45,362	$ 40,480	$ 41,568

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

28

Appendix

Unaudited Historical Pro Forma & Actual Non-GAAP Measures

	Pro Forma[1]			Actual					
	Three Months Ended								
($ in thousands)	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022
Fund-level fee revenues									
Fund management fees	$ 26,635	$ 32,180	$ 30,860	$ 34,545	$ 40,576	$ 49,965	$ 52,700	$ 49,380	$ 64,096
Transaction fees	5,085	18,574	5,326	16,242	21,907	31,598	21,998	17,643	11,532
Total net fund level fee revenues	31,720	50,754	36,186	50,787	62,483	81,563	74,698	67,023	75,628
Net earnings from Bridge property operators	2,388	1,171	2,094	1,988	4,969	2,469	2,939	2,108	1,294
Development fees	738	651	386	1,163	1,018	1,136	1,259	793	986
Fund administration fees	—	—	—	—	—	320	3,640	3,657	3,808
Other asset management and property income	1,147	1,327	1,520	1,611	1,533	2,329	1,955	2,659	4,413
Fee Related Revenues	35,993	53,903	40,186	55,549	70,003	87,817	84,491	76,240	86,129
Cash-based employee compensation and benefits	(16,754)	(21,653)	(20,308)	(21,403)	(23,173)	(31,228)	(32,539)	(30,120)	(34,242)
Net administrative expenses	(3,068)	(1,438)	(2,270)	(3,394)	(4,802)	(6,507)	(6,740)	(6,617)	(7,012)
Fee Related Expenses	(19,822)	(23,091)	(22,578)	(24,797)	(27,975)	(37,735)	(39,279)	(36,737)	(41,254)
Total Fee Related Earnings	16,171	30,812	17,608	30,752	42,028	50,082	45,212	39,503	44,875
Net income attributable to non-controlling interests	(2,368)	(8,133)	(2,648)	(5,829)	(12,154)	(14,568)	150	977	(3,307)
Total Fee Related Earnings to the Opearting Company	13,803	22,679	14,960	24,923	29,874	35,514	45,362	40,480	41,568
Realized performance allocations and incentive fees	4,437	28,493	6,467	35,629	30,999	10,345	8,937	33,581	22,308
Realized performance allocations and incentive fees compensation	(278)	(1,704)	(429)	(2,223)	(1,855)	(648)	(560)	(2,165)	(1,321)
Net realized performance allocations attributable to non-controlling interests	(2,599)	(15,827)	(4,486)	(20,593)	(17,142)	(5,913)	(6,094)	(18,409)	(12,460)
Net insurance income	685	1,660	1,108	(110)	1,101	(124)	665	1,406	1,183
Earnings (losses) from investments in real estate	163	909	(43)	980	823	333	40	1,251	818
Net interest income/(expense) and realized gain/(loss)	(1,310)	(1,751)	(630)	(1,995)	(1,381)	(848)	(450)	(1,529)	(2,323)
Distributable Earnings attributable to the Operating Company	$ 14,901	$ 34,459	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615	$ 49,773

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

29

Appendix

Unaudited Historical Pro Forma & Actual Reconciliation of Non-GAAP Distributable Earnings per Share

($ in thousands, except per share and per share amounts)	Pro Forma[1]				Actual				
	Three Months Ended								
	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022
Numerator									
Distributable Earnings ("DE") attributable to the Operating Company	$ 14,901	$ 34,459	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615	$ 49,773
Less: DE attributable to non-controlling interest in the Operating Company	(11,542)	(26,692)	(13,127)	(28,359)	(33,792)	(29,957)	(37,380)	42,256	(38,451)
Proforma DE attributable to Bridge Investment Group Holdings Inc.	3,359	7,767	3,820	8,252	8,627	8,702	10,520	12,359	11,322
Less: Income allocated to participating Restricted Shares	(292)	(676)	(332)	(718)	(823)	(743)	(1,897)	2,126	(1,969)
Proforma DE available to common shareholders - Basic and Diluted	3,067	7,091	3,488	7,534	7,804	7,959	8,623	10,233	9,353
Less: Tax expense	(767)	(1,773)	(872)	(1,884)	(1,951)	(1,990)	(2,156)	2,558	(2,338)
Proforma after-tax DE available to common shareholders - Basic and Diluted	2,300	5,319	2,616	5,651	5,853	5,969	6,467	7,675	7,015
Denominator									
Weighted-average shares of Class A Common stock outstanding - Basic and Diluted	22,284,351	22,284,351	22,284,351	22,284,351	22,284,351	22,742,137	23,138,030	24,029,107	24,157,236
After-Tax Non-GAAP Distributable Earnings Per Share									
Basic and Diluted	$ 0.10	$ 0.24	$ 0.12	$ 0.25	$ 0.26	$ 0.26	$ 0.28	$ 0.32	$ 0.29

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

30

Appendix

Unaudited Non-GAAP to GAAP Reconciliation - Historical Pro Forma & Actual

($ in thousands)	Pro Forma[1] 9/30/2020	Pro Forma[1] 12/31/2020	Pro Forma[1] 3/31/2021	Pro Forma[1] 6/30/2021	Actual 9/30/2021	Actual 12/31/2021	Actual 3/31/2022	Actual 6/30/2022	Actual 9/30/2022
	Three Months Ended								
Cash-based employee compensation and benefits	$ 16,754	$ 21,653	$ 20,308	$ 21,403	$ 23,173	$ 31,228	$ 32,539	$ 30,120	$ 34,242
Compensation expense of Bridge property operators	5,685	6,925	6,002	6,279	6,138	6,667	7,677	10,020	11,102
Share based compensation	2,679	7,287	3,133	16,916	2,452	3,592	7,264	6,553	9,624
Employee compensation and benefits	$ 25,118	$ 35,865	$ 29,443	$ 44,598	$ 31,763	$ 41,487	$ 47,480	$ 46,693	$ 54,968
Administrative expenses, net of Bridge property operators	$ 3,068	$ 1,438	$ 2,270	$ 3,394	$ 4,802	$ 6,507	$ 6,740	$ 6,617	$ 7,012
Administrative expenses of Bridge property operators	1,380	2,601	1,830	1,997	1,901	2,112	2,768	3,152	3,673
General and administrative expenses	$ 4,448	$ 4,039	$ 4,100	$ 5,391	$ 6,703	$ 8,619	$ 9,508	$ 9,769	$ 10,685
Unrealized gains/(losses)	$ (176)	$ (225)	$ 5,780	$ 317	$ 2,565	$ 705	$ 479	$ 3,483	$ 387
Other expenses from Bridge property operators	(53)	(22)	(21)	(19)	(18)	(16)	(14)	(13)	(8)
Net interest income/(expense) and realized gain/(loss)	(1,310)	(1,751)	(630)	(1,995)	(1,381)	(848)	(450)	(1,529)	(2,323)
Other expenses	—	—	—	—	—	(1,723)	—	—	—
Total other income (expense)	$ (1,539)	$ (1,998)	$ 5,129	$ (1,697)	$ 1,166	$ (1,882)	$ 15	$ 1,941	$ (1,944)
Net income attributable to non-controlling interests in subsidiaries	$ 2,368	$ 8,133	$ 2,648	$ 5,829	$ 12,154	$ 14,568	$ (150)	$ (977)	$ 3,307
Realized performance allocations attributable to non-controlling interests	2,599	15,827	4,486	20,593	17,142	5,913	6,094	18,409	12,460
Unrealized performance allocations attributable to non-controlling interests	10,118	28,994	9,586	25,517	31,605	64,778	30,769	32,316	(14,386)
Total net income attributable to non-controlling interests	$ 15,085	$ 52,954	$ 16,720	$ 51,939	$ 60,901	$ 85,259	$ 36,713	$ 49,748	$ 1,381

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

31

32 Appendix AUM Roll Forward (Unaudited) FEAUM Roll Forward (Unaudited) ($ in millions) Three Months Ended September 30, 2022 Nine Months Ended September 30, 2022 Balance as of beginning of period $15,542 $13,363 Increases (capital raised/deployment)4 1,273 3,823 Changes in fair market value (6) 6 Decreases (liquidations/other)5 (229) (612) FEAUM as of end of period $16,580 $16,580 % Change 7% 24% 1 New capital / commitments raised generally represents limited partner capital raised by our funds and other vehicles, including any reinvestments in our open-ended vehicles. 2 Distributions / return of capital generally represents the realization proceeds from the disposition of assets, current income, or capital returned to investors. 3 Change in fair value and acquisitions generally represents realized and unrealized activity on investments held by our funds and other vehicles (including changes in fair value and changes in leverage) as well as the net impact of fees, expenses, and non-investment income. 4 Increases generally represents limited partner capital raised or deployed by our funds and other vehicles that is fee-earning when raised or deployed, respectively, including any reinvestments in our open- ended vehicles. 5 Decreases generally represents liquidations of investments held by our funds or other vehicles or other changes in fee basis, including the change from committed capital to invested capital after the expiration or termination of the investment period. ($ in millions) Three Months Ended September 30, 2022 Nine Months Ended September 30, 2022 Balance as of beginning of period $41,969 $36,315 New capital / commitments raised1 1,361 3,851 Distributions / return of capital2 (398) (1,442) Change in fair value and acquisitions3 901 5,109 AUM as of end of period $43,833 $43,833 % Change 4% 21%

Appendix

FEAUM by Fund (Unaudited)

($ in millions)	December 31, 2020	December 31, 2021	September 30, 2022
Bridge Debt Strategies Fund IV	$ 305	$ 1,133	$ 2,036
Bridge Multifamily Fund V	—	976	1,922
Bridge Workforce Fund II	166	915	1,719
Bridge Opportunity Zone Fund IV	—	1,490	1,476
Bridge Multifamily Fund IV	1,574	1,284	1,327
Bridge Debt Strategies Fund III	1,549	1,286	1,028
Bridge Opportunity Zone Fund III	1,028	1,019	1,019
Bridge Seniors Housing Fund II	769	805	793
Bridge Seniors Housing Fund I	626	626	615
Bridge Workforce Fund I	499	556	556
Bridge Office Fund I	500	499	512
Bridge Opportunity Zone Fund I	482	482	482
Bridge Opportunity Zone Fund II	408	408	408
Bridge Opportunity Zone Fund V	—	—	338
Bridge Logistics U.S. Venture I	—	110	305
Bridge Debt Strategies Fund II	678	354	280
Bridge Debt Strategies III JV Partners	416	308	241
Bridge Single-Family Rental Fund IV	—	—	229
Bridge Multifamily Fund III	401	269	188
Bridge Net Lease Income Fund	—	29	182
Bridge Agency MBS Fund	104	123	176
Bridge Office Fund II	89	176	176
Bridge Debt Strategies IV JV Partners	—	129	150
Bridge Debt Strategies II JV Partners	343	195	145
Bridge Office I JV Partners	154	130	132
Bridge Seniors Housing Fund III	33	33	58
Morrocroft Neighborhood Fund III	—	—	32
Bridge Office III JV Partners	—	—	27
Bridge Debt Strategies I JV Partners	18	18	18
Bridge Office II JV Partners	21	6	6
Bridge Multifamily III JV Partners	10	4	4
Bridge Debt Strategies Fund I	41	—	—
Total FEAUM by Fund	$ 10,214	$ 13,363	$ 16,580

BRIDGE INVESTMENT GROUP

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34 Appendix Reconciliation of GAAP Shares of Common Stock Outstanding to Total Shares Outstanding Q3 2022 GAAP Shares of Common Stock Outstanding 24,234,585 Unvested Participating Shares of Common Stock 5,013,296 Total Participating Shares of Common Stock 29,247,881 Participating Partnership Units 96,335,111 Unvested Participating Partnership Units 3,136,544 Total Shares Outstanding 128,719,536 Shareholder Dividends ($ in thousands, except per share data) Q3 2022 Distributable Earnings Attributable to the Operating Company $49,773 Less: 5% Holdback of Profits in the Operating Company to reinvest (2,489) Less: DE attributable to non-controlling interests in Operating Company (36,529) DE before Certain Payables Attributable to Common Stockholders $10,755 Less: Other Payables Attributable to Common Stockholders (2,689) DE Attributable to Participating Common Stockholders $8,066 Total Participating Shares of Common Stock 29,247,881 DE per Share $0.28 Less: Retained Capital per Share (0.01) Dividend per Share $0.27 Record Date Dec 2, 2022 Payment Date Dec 16, 2022

35 Appendix Reconciliation of GAAP Earnings per Share to Distributable Earnings per Share Q3 2022 ($ in thousands, except per share data) Amount Weighted- Average Shares Outstanding Amount per Share Net Income Available to Common Shareholders $ 4,134 24,157,236 $0.17 Add: Income Allocated to unvested Participating Shares of Restricted Stock 865 Net Income Attributable to Bridge Investment Group Holdings Inc. $ 4,999 29,252,883 $0.17 Net income attributable to non-controlling interests in Operating Company 25,861 Net income attributable to non-controlling interests in subsidiaries of Operating Company 1,381 Net income $ 32,241 128,814,026 $0.25 Income tax provision 3,203 Income before provision for income taxes $ 35,444 128,814,026 $0.28 Depreciation and amortization 703 Less: Unrealized performance allocations 16,367 Plus: Unrealized performance allocations compensation 3,789 Less: Unrealized (gains)/losses (387) Plus: Share-based compensation 9,624 Less: Net realized performance allocations attributable to non-controlling interests (12,460) Less: Net income attributable to non-controlling interests in subsidiaries of Operating Company (3,307) Distributable Earnings attributable to the Operating Company $ 49,773 128,814,026 $0.38 Less: DE attributable to non-controlling interests in the Operating Company 38,451 99,561,143 0.38 Distributable Pre-Tax Earnings attributable to Bridge Investment Group Holdings Inc. $ 11,322 29,252,883 $0.38

36 Appendix Profits Interest • Current plans expected to be collapsed over the next two years • 2019 profit interests converted on January 1, 2022 • Will result in a reduction in NCI and increase in Net Income to the Operating Company • Will result in an increase in share count; however, expected to be antidilutive to public shareholders Performance Income • The Operating Company receives 24% to 40% of the gross performance allocations Non-Controlling Interests ($ in thousands) For Three Months Ended September 30, 2022 NON-GAAP MEASURES INCOME STATEMENT Total Fund Management Performance income Fund-level fee revenues Fund management fees $ 64,096 $ 64,096 $ — Transaction fees net 11,532 11,532 — Total Fund-level fee revenues 75,628 75,628 — Net earnings from Bridge property operators 1,294 1,294 — Development fees 986 986 — Fund administration fees 3,808 3,808 — Other asset management and property income 4,413 4,413 — Fee Related Revenues 86,129 86,129 — Cash-based employee compensation and benefits (34,242) (34,242) — Net administrative expenses (7,012) (7,012) — Fee Related Expenses (41,254) (41,254) — Total Fee Related Earnings 44,875 44,875 — Fee Related Earnings Margin 52% 52 % Total Fee Related Earnings attributable to non-controlling interests from 2020 Profits Interests (1,895) (1,895) — Total Fee Related Earnings attributable to non-controlling interests from 2021 Profits Interests (2,699) (2,699) — Total Fee Related Earnings attributable to non-controlling interests from subsidiaries of the Operating Company 1,287 1,287 — Total Fee Related Earnings to the Operating Company 41,568 41,568 — Realized performance allocations and incentive fees 22,308 - 22,308 Realized performance allocations and incentive fees compensation (1,321) - (1,321) Net realized performance allocations attributable to non-controlling interests (12,460) - (12,460) Net insurance income 1,183 1,183 - Earnings from investments in real estate 818 818 - Net interest income/(expense) and realized gain/(loss) (2,323) (2,323) - Distributable Earnings Attributable to the Operating Company $ 49,773 $ 41,246 $ 8,527

37 Appendix Composition of Fund Management Fees ($ in MM)

Appendix

Investment Performance Summary - As of September 30, 2022 ($ in MM)

Closed-End Funds[1] (Investment Period Beginning, Ending Date)	Cumulative Fund Committed Capital[2]	Unreturned Drawn Capital plus Accrued Pref[3]	Total Investment-Level: Cumulative Investment Invested Capital[4]	Total Investment-Level: Realized Investment Value[5]	Total Investment-Level: Unrealized Investment Value[6]	Total Investment-Level: Unrealized Investment MOIC[7]	Total Investment-Level: Total Investment Fair Value[8]	Total Investment-Level: Total Investment MOIC[9]	Fund-Level Returns: Investor Levered Gross IRR[10]	Fund-Level Returns: Investor Levered Net IRR[11]
Equity Strategies Funds										
Multifamily										
Bridge Multifamily I (Mar 2009, Mar 2012)	$ 124	$ —	$ 150	$ 280	$ —	N/A	$ 280	1.87x	20.8 %	15.1 %
Bridge Multifamily II (Apr 2012, Mar 2015)	596	—	605	1,264	—	N/A	1,264	2.09x	30.3 %	23.0 %
Bridge Multifamily III (Jan 2015, Jan 2018)	912	—	878	1,745	444	3.09x	2,189	2.49x	27.7 %	21.3 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	1,590	1,490	1,400	310	2,774	2.19x	3,084	2.20x	38.8 %	30.4 %
Total Multifamily Funds	$ 3,222	$ 1,490	$ 3,033	$ 3,599	$ 3,218	2.31x	$ 6,817	2.25x	28.9 %	22.7 %
Workforce & Affordable Housing										
Bridge Workforce Housing I (Aug 2017, Aug 2020)	$ 619	$ 648	$ 572	$ 110	$ 1,219	2.32x	$ 1,329	2.32x	33.7 %	27.1 %
Bridge Workforce Housing II (Aug 2020, to present)	1,741	810	891	62	990	1.18x	1,052	1.18x	25.9 %	12.8 %
Total Workforce & Affordable Housing Funds	$ 2,360	$ 1,458	$ 1,463	$ 172	$ 2,209	1.63x	$ 2,381	1.63x	32.4 %	24.4 %
Seniors Housing										
Bridge Seniors I (Jan 2014, Jan 2018)	$ 578	$ 798	$ 695	$ 393	$ 459	1.09x	$ 852	1.23x	4.3 %	1.8 %
Bridge Seniors II (Mar 2017, Mar 2020)	820	817	723	217	762	1.34x	979	1.35x	9.3 %	6.2 %
Total Seniors Housing Funds	$ 1,398	$ 1,615	$ 1,418	$ 610	$ 1,221	1.23x	$ 1,831	1.29x	6.4 %	3.7 %
Office										
Bridge Office I (Jul 2017, Jul 2020)	$ 573	$ 660	$ 608	$ 185	$ 511	1.13x	$ 696	1.15x	4.1 %	1.4 %
Bridge Office II (Dec 2019, to present)	208	207	206	35	280	1.53x	315	1.53x	27.0 %	20.9 %
Total Office Funds	$ 781	$ 867	$ 814	$ 220	$ 791	1.24x	$ 1,011	1.24x	7.2 %	4.0 %
Debt Strategies Funds										
Bridge Debt I (Sep 2014, Sep 2017)	$ 132	$ —	$ 219	$ 262	$ 2	1.24x	$ 264	1.21x	8.3 %	5.7 %
Bridge Debt II (July 2016, July 2019)	1,002	244	2,503	2,694	281	1.33x	2,975	1.19x	11.3 %	9.0 %
Bridge Debt III (May 2018, May 2021)	1,624	1,028	5,496	5,005	1,080	1.27x	6,085	1.11x	12.2 %	9.6 %
Bridge Debt IV (Nov 2020, to present)	2,888	1,896	6,466	4,815	1,802	1.04x	6,617	1.02x	7.8 %	6.2 %
Total Debt Strategies Funds	$ 5,646	$ 3,168	$ 14,684	$ 12,776	$ 3,165	1.14x	$ 15,941	1.09x	11.1 %	8.7 %

Please refer to Notes to Performance Summary on slide 39 for additional information.

BRIDGE INVESTMENT GROUP

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39 Notes to Performance Summary Appendix The investment performance presented herein is intended to illustrate the performance of investments held by the funds and other vehicles we manage and the potential for which is relevant to the performance-based fees to Bridge. Other than the Investor Levered Gross IRR and the Investor Levered Net IRR numbers presented herein, the cash flows in the investment performance do not reflect the cash flows used in presentations of fund performance due to the fund level expenses, reserves, and reinvested capital. (1) Close-Ended Funds represented herein does not include performance for (i) Opportunity Zone funds as such funds are invested in active development projects and have minimal stabilized assets, or (ii) funds that are currently raising capital, including our open-ended funds. Each fund identified contemplates all associated parallel and feeder limited partnerships in which investors subscribe and accordingly share common management. All intercompany accounts and transactions have been eliminated in the combined presentation. Values and performance presented herein are the combined investor returns gross of any applicable legal entity taxes. (2) Cumulative Fund Committed Capital represents total capital commitments to the fund (excluding joint ventures or separately managed accounts). (3) Unreturned Drawn Capital plus Accrued Pref represents the amount the fund needs to distribute to its investors as a return of capital and a preferred return before the General Partner is entitled to receive performance fees or allocations from the fund. (4) Cumulative Investment Invested Capital represents the total cost of investments since inception (including any recycling or refinancing of investments). This figure will differ from Cumulative Paid-In Capital, which represents the total contributions or drawn down commitments from all investors since inception. (5) Realized Investment Value represents net cash proceeds received in connection with all investments, including distributions from investments and disposition proceeds. (6) Unrealized Investment Value represents the estimated liquidation values that are generally based upon appraisals, contracts and internal estimates. There can be no assurance that Unrealized Investment Fair Value will be realized at valuations shown, and realized values will depend on numerous factors including, among others, future asset-level operating results, asset values and market conditions at the time of disposition, transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions on which the Unrealized Investment Fair Value are based. Direct fund investments in real property are held at cost minus transaction expenses for the first six months. (7) Unrealized Investment MOIC represents the Multiple on Invested Capital (“MOIC”) for Total Investment Fair Value associated with unrealized investments before management fees, fund level expenses and carried interest, divided by Cumulative Investment Invested Capital attributable to those unrealized investments. (8) Total Investment Fair Value represents the sum of Realized Investment Value and Unrealized Investment Value, before management fees, expenses and carried interest. (9) Total Investment MOIC represents MOIC for Total Investment Fair Value divided by Cumulative Investment Invested Capital. (10) Investor Levered Gross IRR is an annualized realized and unrealized fund-level internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions) and cash outflows (distributions) and the remaining fair value (to fee-paying investors), gross of management fees and carried interest. Because IRRs are time-weighted calculations, for certain newer funds with short measurement periods, IRRs may be amplified by fund leverage and early fund expenses and may not be meaningful. For certain IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period's return. (11) Investor Levered Net IRR is an annualized realized and unrealized return to fee-paying investors since the date of the first capital call, net of the investors actual management fees, fund level expenses and carried interest. Net return information reflects the aggregated fund fee-paying investor level returns net of all fees, which may differ from an individual investor's returns due to timing of investment, variance in fees paid by such investor, and other investor-specific investment costs such as taxes.

40 Glossary Assets Under Management Assets under management, or AUM, represents the sum of (a) the fair value of the assets of the funds and vehicles we manage, plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including our commitments to the funds and vehicles and those of Bridge affiliates). Our AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets we manage. Our calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. In addition, our calculation of AUM includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles we manage from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Our definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles we manage or advise. Distributable Earnings Distributable Earnings, or DE, is a key performance measure used in our industry and is evaluated regularly by management in making resource deployment and compensation decisions, and in assessing our performance. DE differs from net income before provision for income taxes, computed in accordance with U.S. GAAP in that it does not include depreciation and amortization, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, net income attributable to non-controlling interests, charges (credits) related to corporate actions and non- recurring items. Although we believe the inclusion or exclusion of these items provides investors with a meaningful indication of our core operating performance, the use of DE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further in our most recent annual report on Form 10-K and quarterly report of Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Components of our Results of Operations—Combined Results of Operations” prepared in accordance with U.S. GAAP. Our calculations of DE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. Fee-Earning AUM Fee-Earning AUM, or FEAUM, reflects the assets from which we earn management fee revenue. The assets we manage that are included in our FEAUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms. Fee Related Earnings Fee Related Earnings, or FRE, is a supplemental performance measure used to assess our ability of to generate profits from fee-based revenues that are measured and received on a recurring basis. FRE differs from income before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income and related compensation expense, net insurance income, earnings from investments in real estate, net interest (interest income less interest expense), net realized gain/(loss), and, if applicable, certain general and administrative expenses when the timing of any future payment is uncertain. FRE is not a measure of performance calculated in accordance with U.S. GAAP. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Our calculations of FRE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers.

41 Glossary (cont'd) Fee Related Expenses Fee Related Expenses is a component of Fee Related Earnings. Fee Related Expenses differs from expenses computed in accordance with U.S. GAAP in that it does not include incentive fee compensation, performance allocations compensation, share-based compensation, loss and loss adjustment expenses associated with our insurance business, depreciation and amortization, or charges (credits) related to corporate actions and non-recurring items, and expenses attributable to non- controlling interest in consolidated entities. Additionally, Fee Related Expenses is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fee Related Expenses are used in management’s review of the business. Please refer to the reconciliation to the comparable line items on the consolidated and combined statements of operations. Fee Related Revenues Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues is comprised of fund management fees, transaction fees net of any third-party operating expenses, net earnings from Bridge property operators, development fees, and other asset management and property income. Net earnings from Bridge property operators is calculated as a summation of property management, leasing fees and construction management fees less third-party operating expenses and property operating expenses. Property operating expenses is calculated as a summation of employee compensation and benefits, general and administrative expenses and interest expense at our property operators. We believe our vertical integration enhances returns to our shareholders and fund investors, and we view the net earnings from Bridge property operators as part of our fee related revenue as these services are provided to essentially all of the real estate properties in our equity funds. Net earnings from Bridge property operators is a metric that is included in management’s review of our business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes insurance premiums. Additionally, Fee Related Revenues is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fund Management Fees Fund management fees refers to fees we earn for advisory services provided to our funds, which are generally based on total commitments, invested capital or net asset value managed by us. Fund management fees are generally based on a quarterly measurement period and amounts are paid in advance of recognizing revenue. Operating Company Bridge Investment Group Holdings LLC, or the Operating Company, acts as a holding company of certain affiliates that provide an array of real estate-related services. The Operating Company is the ultimate controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the investment manager entities, which we refer to collectively as the Fund Managers. Sponsored Funds Sponsored Funds refers to the funds, co-investment vehicles and other entities and accounts that are managed by Bridge, and which are structured to pay fees.